Exhibit 4.65
EXECUTION COPY
AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
Amendment No. 2 and Waiver (this “Amendment”), dated as of July 12, 2010, to the Credit Agreement, dated as of October 21, 2008 (as modified to the date hereof, the “Credit Agreement”), among XINHUA SPORTS & ENTERTAINMENT LIMITED (formerly known as XINHUA FINANCE MEDIA LIMITED), a Cayman Islands limited company (the “Borrower”), the Subsidiaries of the Borrower signatory thereto (collectively, the “Guarantors”), the financial institutions and other investors from time to time party thereto as Lenders and PATRIARCH PARTNERS AGENCY SERVICES, LLC, a Delaware limited liability company, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.
W i t n e s s e t h:
WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are party to the Credit Agreement;
WHEREAS, the Lenders party to this Amendment, the Borrower, the Guarantors and the Administrative Agent have agreed, subject to certain limitations and conditions set forth below, to make certain amendments to the Credit Agreement, as more specifically set forth below;
WHEREAS, the Borrower has notified the Administrative Agent that the Events of Default specified on Schedule A (Events of Default) hereto have occurred and are continuing (such Events of Default, together with any Event of Default that may exist by reason of any failure to deliver notice thereof pursuant to the Credit Agreement and by past misrepresentations under the Credit Agreement that no Default or Events of Default existed and were continuing, each a “Specified Event of Default” and, collectively, the “Specified Events of Default”);
WHEREAS, the Borrower and the Guarantors have requested that the Administrative Agent and the Required Lenders (a) waive the Specified Events of Default and (b) further amend the Credit Agreement as set forth herein; and
WHEREAS, the Lenders party hereto (constituting the Required Lenders) and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to (a) waive the Specified Events of Default and (b) further amend the Credit Agreement as set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Waiver
(a) Effective as of the date first written above and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 (Conditions Precedent to the Effectiveness of this Amendment) hereof, the Lenders party to this Amendment, constituting the Required Lenders, and the Administrative Agent waive the following:
(i) the Specified Events of Default; provided, however, that, (A) in respect of Specified Events of Default relating to representations and warranties, such Specified Events of Default shall be waived only to the extent they relate to representations and warranties made prior to the

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
date hereof and (B) the Specified Event of Default described in Item 2 of Schedule A (Events of Default) shall be waived only to the extent that the Borrower shall file the Shelf Registration Statement with the SEC as soon as practicable after the date hereof but in any event within 45 days after the date hereof and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective within 120 days after the date hereof; and provided, further, that the waiver set forth in this clause (i) shall not excuse any failure to comply after the earlier of the date hereof and the Amendment Effective Date with the Credit Agreement as amended hereby; and
(ii) compliance with Section 2.12(a) with respect to the issuance by the Borrower of the Series C Preferred Shares to the Lenders.
Section 2. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date first written above and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 (Conditions Precedent to the Effectiveness of this Amendment) hereof, hereby amended as follows (with bold, underline, indenting and other formatting modified to conform to the formatting of the Credit Agreement):
(a) Amendments to Article I (Defined Terms)
(i) The following definitions are hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section (and, if applicable, the following definitions shall replace in their entirety existing definitions for the corresponding terms in such section):
“Additional Term Loan Commitment” means, (i) with respect to each Lender that is a lender on the Second Amendment Date, the amount set forth opposite such Lender’s name on Schedule I as such Lender’s “Additional Term Loan Commitment” and (ii) in the case of any lender that becomes a Lender after the Second Amendment Date, the amount specified as such Lender’s “Additional Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed such Additional Term Loan Commitment, in each case as the same may be reduced or increased from time to time pursuant to the terms hereof.
“Additional Term Loan Funding Date” means June 17, 2010.
“Additional Term Loans” means the Term Loans deemed made by a Lender to the Borrower pursuant to Section 2.1(d).
“Convertible Term Loans” means the Term Loans made during the Commitment Period.
“EO Sale” has the meaning set forth in the Consent to Credit Agreement dated as of May 12, 2010, by and among the Borrowers, the Guarantors, the Lenders and the Agent.
“Extraordinary Receipts” means, with respect to any person, (a) any cash received by, paid to or for the account of such Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (including any key man life insurance but excluding proceeds of key man life insurance to the extent such proceeds constitute compensation from lost earnings), (b) indemnity payments received by such Person and (c) any working capital, earnings, balance sheet, other purchase price or similar adjustment under any acquisition agreement received by such Person.

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
“Second Amendment Date” means July 12, 2010.
“Series C Preferred Shares” means the Series C Convertible Preferred Shares of the Borrower, each with a par value of $0.001 per share and a stated value of $100.00 per share.
(ii) Each of the following definitions in Section 1.1 (Defined Terms) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Applicable Margin” means 6% for Convertible Term Loans and 8% for Additional Term Loans.
“Commitments” means the Term Loan Commitments and the Additional Term Loan Commitments.
“Default Rate” means LIBOR plus 8.0% per annum for Convertible Term Loans and LIBOR plus 10% per annum for Additional Term Loans.
“Loans” means the Term Loans, including the Additional Term Loans and the Convertible Term Loans.
“Net Cash Proceeds” means with respect to (A) the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, (B) the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, (C) any Asset Sale, (D) any casualty insurance policy in respect of a covered loss thereunder or (E) the taking of any assets of any Person or any of its Subsidiaries by any other Person pursuant to the power of eminent domain, condemnation, or otherwise or pursuant to a sale of any such assets to a purchaser with such power under threat of such taking, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, net of underwriting discounts and after deducting therefrom only (i) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (ii) transfer taxes paid by such Person or such Subsidiary in connection therewith; in each case of clauses (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.
(iii) The definition of “Affiliate” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the clause “the Agent, any Lender or any Affiliate of any Lender” from the last sentence thereof and replacing it with “the Agent, any Lender or any Related Fund or Affiliate of the Agent or any Lender”.
(iv) The definition of “Internal Control Agreement” contained in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by (A) deleting the clause “with respect to any Media Asset” from clause (i) thereof, and (B) deleting the term “Media Asset” from clause (ii) thereof and replacing it with “asset”.
(v) The definition of “Restricted Junior Payment” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the two proviso clauses at the end thereof and replacing them with the following language:

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
; provided, however, Restricted Junior Payments shall not include any payments made to the Agent, any Lender or any Affiliate or Related Fund of the Agent or any Lender under the Series C Preferred Shares and shall not include any cash payment in lieu of any shares of any class of Capital Stock of the Borrower payable in respect of Earn-Out Consideration; provided, further, with respect to subclauses (i), (ii) and (iii) above, Restricted Junior Payments shall not include any dividends or other distributions by a Subsidiary which are made pro rata to all of its shareholders or members.
(vi) The definition of “Significant Person” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:
Notwithstanding the foregoing, “Significant Person” does not include the Parent, the Agent, any Lender or any Affiliate or Related Fund of the Agent or any Lender.
(b) Amendments to Article II (Loans)
(i) Clause (b) of Section 2.1 (Term Loans) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b) Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11 and 2.12, (i) all amounts owed under this Section 2.1 with respect to Convertible Term Loans shall be paid in full or a Conversion Notice shall have been delivered pursuant to Article X no later than the Maturity Date, and (ii) all amounts owed under this Section 2.1 with respect to Additional Term Loans shall be paid in full no later than the Maturity Date.
(ii) Section 2.1 (Term Loans) of the Credit Agreement is hereby amended by inserting a new clause (d) at the end thereof to read in its entirety as follows:
(d) On the Second Amendment Date, subject to the terms and conditions hereof and relying on the representations and warranties herein set forth, subject to Section 2.4, each Lender shall make, severally, and not jointly, an Additional Term Loan to the Borrower in one or more advances in an amount up to but not exceeding such Lender’s Additional Term Loan Commitment. Such Additional Term Loans shall be deemed to have been made on the Additional Term Loan Funding Date for all purposes, including, without limitation, the calculation of interest under Section 2.7.
(iii) Section 2.3 (Borrowing Mechanics) of the Credit Agreement is hereby amended by inserting a new clause (d) at the end thereof to read in its entirety as follows:
(d) The provisions of this Section 2.3 shall not apply to Additional Term Loans.
(iv) Section 2.5 (Use of Proceeds) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with the following new clause (ii) to read in its entirety as follows:
(ii) for general corporate purposes

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(v) Clause (b) of Section 2.7 (Interest on Loans) is hereby amended by inserting the text “(it being understood that the Additional Term Loan Funding Date is the date of the making of an Additional Term Loan)” immediately after the text “the making of such Loan” in the second sentence thereof.
(vi)  Section 2.10 (Repayment) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 2.10 Repayment. On the Maturity Date, (a) all Obligations other than the Convertible Term Loans shall become due and payable and (b) the Borrower shall pay to each Lender an amount in cash equal to the Loan Payment Amount (determined as of the Maturity Date) for such Lender with respect to the Convertible Term Loans; provided, that such Lender may reject any such payment of the Loan Payment Amount with respect to Convertible Term Loans only and instead elect to convert such Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof. The Borrower shall provide five (5) Business Days prior written notice (or such lesser time as may be agreed by the Agent) to the Agent of its intent to pay such Loan Payment Amount on the Maturity Date, and with respect to the Convertible Term Loans only, the Agent shall have three (3) Business Days from the date it receives such notice from the Borrower to elect to convert such Loan Payment Amount into Borrower Common Shares pursuant to Article X hereof. For purposes of clarification, if any Lender elects to convert the Loan Payment Amount with respect to Convertible Term Loans to Borrower Common Shares pursuant to Article X hereof, the Borrower shall not have the option of paying the Loan Payment Amount with respect to Convertible Term Loans in cash to such Lender. If the Borrower fails to pay such Loan Payment Amount in cash and/or deliver the Borrower Common Shares, as the case may be, to each Lender on the Maturity Date, an Event of Default shall occur. In addition to all other remedies, at the option of the Agent, interest shall accrue on the Loan Payment Amount and the Loans, respectively, at the Default Rate from and after the date any Event of Default shall occur, and all amounts due shall thereafter be payable on demand.
(vii) Section 2.11 (Optional Repayment) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 2.11 Optional Prepayments. The Borrower is not permitted to voluntarily prepay the Loans (i) at any time during the first year following the Closing Date or (ii) after the first year following the Closing Date, if the Current Market Price, determined six (6) days in advance of the proposed prepayment, of the Borrower Common Shares is less than 110% of the then applicable Conversion Price. Subject to the foregoing sentence, the Borrower may voluntarily prepay the Loans, in whole but not in part, at any time, with five (5) Business Days advance written notice (or such lesser time as may be agreed by the Agent) of the date of prepayment (the “Optional Prepayment Date”) being provided to the Agent, by paying to each Lender an amount in cash equal to the Loan Payment Amount (determined as of the Optional Prepayment Date) for such Lender; provided, that such Lender may reject any such payment of the Loan Payment Amount with respect to its Convertible Term Loans and instead elect to convert such Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof at the then applicable Conversion Price. Borrower shall provide five (5) Business Days prior written notice to the Agent of its intent pursuant to this Section 2.11 to pay the Loan Payment Amount and with respect to the prepayment of Convertible Term Loans only, the Agent shall have three (3) Business Days from and after the date it receives such notice from the Borrower to elect to convert the Loan Payment Amount with respect to Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof. For purposes of clarification, if any Lender elects to convert the Loan Payment Amount with respect to its Convertible Term Loans to

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
Borrower Common Shares pursuant to Article X hereof, the Borrower shall not have the option of paying the Loan Payment Amount for such Convertible Term Loans in cash to such Lender. If the Borrower fails to pay the Loan Payment Amount and/or deliver the Borrower Common Shares, as the case may be, to each Lender on the Optional Prepayment Date, then (in addition to all other remedies), at the option of the Agent, interest shall accrue on the Loan Payment Amount and the Loans, respectively, at the Default Rate from the Optional Prepayment Date, and all amounts due shall thereafter be payable on demand. Any prepayments of Additional Term Loans pursuant to this Section 2.11 shall only be made in cash.
(viii) Section 2.12 (Mandatory Prepayments) of the Credit Agreement is hereby amended and restated in its entire to read as follows:
Section 2.12 Mandatory Prepayments.
(a) Debt or Equity Offerings. No later than the first Business Day following the issuance or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or the sale or issuance by the Borrower or any of its Subsidiaries of any shares of its Capital Stock, the Borrower shall make an offer to prepay the outstanding principal amount of the Loans in an amount in cash equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. Each Lender has the option to (i) accept such prepayment of its Convertible Term Loans in cash, (ii) reject such prepayment of its Convertible Term Loans or (iii) elect to convert its Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof. The Borrower shall provide five (5) Business Days prior written notice (or such lesser time as may be agreed by the Agent) to the Agent of its offer to make a prepayment pursuant to this Section 2.12(a), and with respect to the prepayment of its Convertible Term Loans only, the Agent shall have three (3) Business Days from and after the date it receives such notice from the Borrower to accept such prepayment, reject such prepayment or elect to convert into Borrower Common Shares pursuant to Article X hereof. For purposes of clarification, if any Lender elects to reject the prepayment of its Convertible Term Loans or convert its Convertible Term Loans to Borrower Common Shares pursuant to Article X hereof, the Borrower shall not make the prepayment in cash required hereunder for the Convertible Term Loans to such Lender. If the Borrower fails to make the required prepayment in cash and/or deliver the Borrower Common Shares, as the case may be, to any Lender when due, an Event of Default shall occur. In addition to all other remedies, at the option of the Agent, interest shall accrue on the prepayment amount for such Lender and the Loans for such Lender, respectively, at the Default Rate from the date any Event of Default shall occur, and all amounts due shall thereafter be payable on demand. If any Lender rejects the prepayment of its Convertible Term Loans and/or does not elect to convert its Convertible Term Loans into Borrower Common Shares, then the Borrower shall use such proceeds only for investment in Media Assets. Notwithstanding anything to the contrary set forth in this Section 2.12, during the first year following the Closing Date, no Lender will have the option to elect to convert its Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof upon the foregoing described prepayment events. The provisions of this Section 2.12(a) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement. Any prepayment of Additional Term Loans made pursuant to this Section 2.12(a) shall only be made in cash.
(b) Change of Control. No later than the first Business Day following a Change of Control, the Borrower shall make an offer to prepay in full the outstanding principal amount of the Loans, together with interest thereon or all other amounts owing hereunder. Each Lender has the option to (i) accept such prepayment of its Convertible Term Loans in cash,

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(ii) reject such prepayment of its Convertible Term Loans or (iii) elect to convert its Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof. The Borrower shall provide five (5) Business Days prior written notice to the Agent (or such lesser time as may be agreed by the Agent) of its offer to make a prepayment pursuant to this Section 2.12, and with respect to Convertible Term Loans, the Agent shall have three (3) Business Days from and after the date it receives such notice from the Borrower to accept such prepayment, reject such prepayment or elect to convert into Borrower Common Shares pursuant to Article X hereof. For purposes of clarification, if any Lender elects to reject the prepayment of its Convertible Term Loans or convert its Convertible Term Loans to Borrower Common Shares pursuant to Article X hereof, the Borrower shall not make the prepayment in cash required hereunder with respect to such Convertible Term Loans to such Lender. If the Borrower fails to make the required prepayment in cash or deliver the Borrower Common Shares, as the case may be, to any Lender when due, an Event of Default shall occur. In addition to all other remedies, interest shall accrue on the prepayment amount for such Lender and the Loans for such Lender, respectively, at the Default Rate from the date any Event of Default shall occur, and all amounts due shall thereafter be payable on demand. Notwithstanding anything to the contrary set forth in this Section 2.12, during the first year following the Closing Date, no Lender will have the option to elect to convert its Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof upon a Change of Control. Any prepayment of Additional Term Loans pursuant to this Section 2.12(b) shall only be made in cash.
(c) Asset Sales; Insurance/Condemnation; Extraordinary Receipts. No later than the first Business Day following any Asset Sale by the Borrower or any of its Subsidiaries any covered loss under any casualty insurance policy held by the Borrower or any of its Subsidiaries, the taking of any assets of the Borrower or any of its Subsidiaries pursuant to the power of eminent domain, condemnation or otherwise, the sale of any assets of the Borrower or any of its Subsidiaries under the threat of such taking or the receipt by the Borrower or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall make an offer to prepay the outstanding principal amount of the Loans in an amount in cash equal to 100% of the Net Cash Proceeds or the Extraordinary Receipts, as applicable, received by such Person in connection therewith. Each Lender has the option to (i) accept such prepayment of its Convertible Term Loans in cash, (ii) reject such prepayment of its Convertible Term Loans or (iii) elect to convert its Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof. The Borrower shall provide five (5) Business Days prior written notice to the Agent (or such lesser time as may be agreed by the Agent) of its offer to make a prepayment pursuant to this Section 2.12, and with respect to Convertible Term Loans, the Agent shall have three (3) Business Days from the date it receives such notice from the Borrower to accept such prepayment, reject such prepayment or elect to convert into Borrower Common Shares pursuant to Article X hereof. For purposes of clarification, if any Lender elects to reject the prepayment of its Convertible Term Loans or convert its Convertible Term Loans to Borrower Common Shares pursuant to Article X hereof, the Borrower shall not make the prepayment in cash required hereunder for such Convertible Term Loans to such Lender. If the Borrower fails to make the required prepayment in cash and/or deliver the Borrower Common Shares, as the case may be, to any Lender when due, an Event of Default shall occur. In addition to all other remedies, at the option of the Agent, interest shall accrue on the prepayment amount for such Lender and the Loans for such Lender, respectively, at the Default Rate from the date any Event of Default shall occur, and all amounts due shall thereafter be payable on demand. If any Lender rejects the prepayment of its Convertible Term Loans and/or does not elect to convert its Convertible Term Loans into Borrower Common Shares, then the Borrower shall use such proceeds only for investment in Media Assets. Notwithstanding anything to the contrary set forth in this Section 2.12, during the

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
first year following the Closing Date, no Lender will have the option to elect to convert its Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof upon the foregoing described prepayment events. The provisions of this Section 2.12(c) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement. Any prepayment of Additional Term Loans made pursuant to this Section 2.12(c) shall only be made in cash.
(d) Payment Certificate. Concurrently with any payment or prepayment of the Loans pursuant to Sections 2.10, 2.11, 2.12 or 8.2(a), the Borrower shall deliver to the Agent a certificate of an Authorized Officer certifying whether the Loans being prepaid are Convertible Term Loans or Additional Term Loans and demonstrating the calculation, with respect to each Lender, of the Loan Payment Amount, the amount of the applicable net proceeds, or the number of Borrower Common Shares to be delivered, as the case may be. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans (with the corresponding right of the Lenders to elect to convert its Convertible Term Loans into Borrower Common Shares) in accordance with Section 2.12 and in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.
(ix) Section 2.16 (Termination of Commitments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 2.16 Termination of Commitments. The Term Loan Commitment with respect to Convertible Term Loans only terminated on March 31, 2009. Upon the making of any Term Loan, each Lender’s Commitment shall be permanently reduced by an amount equal to the principal amount of such Term Loan.
(c) Amendments to Article III (Conditions Precedent; Conditions Subsequent)
(i) Section 3.2 (Conditions to Each Borrowing) of the Credit Agreement is hereby amended by inserting the text “Convertible Term” immediately prior to the text “Loan” in the second line thereof.
(d) Amendments to Article IV (Representations and Warranties).
(i) Section 4.1 (Representations and Warranties of the Credit Parties) of the Credit Agreement is hereby amended by inserting the text “, on the Second Amendment Date” immediately after the text “Closing Date” in the fourth line thereof.
(ii) Each of Sections 4.1(l), (m), (x) and (mm) of the Credit Agreement is hereby amended by deleting the text “each Media Company”, “the Media Companies”, “any Media Company”, “the other Media Companies” and “other Media Company”, as applicable, each time such text appears therein and replacing it with “the Borrower and each of its Subsidiaries”, “the Borrower and its Subsidiaries”, “the Borrower or any of its Subsidiaries”, “its Subsidiaries”, and “Subsidiary”, respectively.
(iii) Each of Sections 4.1(l), (m)(i) and (iii), (p)(ii), (w), (x), (aa), (dd), (hh), (ii), and (mm) of the Credit Agreement is hereby amended by deleting the text “the Closing Date” and “the date hereof”, as applicable, each time such text appears therein and replacing it with “the Second Amendment Date”.

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(iv) Clause (ii) of Section 4.1(l) (Subsidiaries) of the Credit Agreement is hereby further amended by deleting the text “Section 4.1(m) of the Disclosure Schedule” therefrom and replacing it with “Section 4.1(l) of the Disclosure Schedule”.
(v) Section 4.1(hh) (Financial Projections) of the Credit Agreement is hereby further amended by (A) deleting the text “Section 4.1(m) of the Disclosure Schedule” therefrom and replacing it with “Section 4.1(l) of the Disclosure Schedule” and (B) deleting the text “Media Assets” in clause (ii) thereof and replacing it with “assets”.
(vi) Section 4.1(kk) (Media Assets) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(kk) Assets. With respect to the assets acquired on or prior to the Second Amendment Date, the Borrower, or a wholly owned direct or indirect Foreign Subsidiary of the Borrower, either (i) has good and marketable title to such assets or (ii) owns all outstanding shares of Capital Stock of the WFOE which is party to an Internal Control Agreement with respect to such assets. With respect to assets acquired after the date hereof, as of the date of acquisition, the Borrower, or a wholly owned direct or indirect Foreign Subsidiary of the Borrower, either (i) will have good and marketable title to such assets or (ii) will own all outstanding shares of Capital Stock of the WFOE which is a party to an Internal Control Agreement with respect to such assets.
(e) Amendment to Article V (Affirmative Covenants)
(i) Section 5.1(a) (Basic Reporting Requirements) of the Credit Agreement is hereby amended by deleting the text “upon, but only upon, the request of a Lender or the Agent” from the second line thereof and replacing it with “unless the Agent notifies the Borrower otherwise”.
(ii) Section 5.1(m) (Guarantors) of the Credit Agreement is hereby amended by (A) deleting the text “which directly or indirectly holds any Media Assets or any outstanding shares of Capital Stock of a WFOE which is a party to an Internal Control Agreement with respect to such Media Assets” therefrom, (B) deleting the text “Foreign Subsidiary” each time it appears therein and replacing it with “Subsidiary”, and by inserting the text “and pledge all of its property and assets in favor of the Agent for the benefit of the Agent and the Lenders” immediately after the text “Guarantor hereunder”.
(iii) Section 5.1(o) (Additional Media Assets) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(o) Additional Assets. Other than purchases of inventory in the ordinary course of business, no assets or property shall be acquired after the date hereof without the prior written consent of the Lenders.
(iv) Section 5.1 (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting new clause (t) immediately after clause (s) thereof to read in its entirety as follows:
(t) Asset, Financing or Equity Proposal. Promptly upon the Borrower or any of its Subsidiaries becoming aware of any proposal, negotiation or bid for any asset transfer, equity or debt issuance or other financing involving the Borrower or any of its Subsidiaries, the Borrower shall notify the Agent and the Lenders in writing thereof and deliver to the Agent and the Lenders copies of all statements, reports, correspondence, notices and other information relating thereto unless the Agent notifies the Borrower otherwise.

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(v) Each of Sections 5.1(b), (c), (d), (g), (h), (i), (j), (k) and (l) of the Credit Agreement is hereby amended by deleting the text “the other Credit Parties” and “other Credit Party”, as applicable therefrom and replacing it with “its Subsidiaries” and “of its Subsidiaries”, respectively.
(vi) Article V (Affirmative Covenants) to the Credit Agreement is hereby amended by inserting new Section 5.2 (Board Observer and Access) immediately after new clause (t) of Section 5.1 to read in its entirety as follows:
5.2 Board Observer and Access.
(a) So long as any Obligation shall remain outstanding, the Agent shall have the right to have one representative (who need not be the same individual from meeting to meeting) (a “Non-Voting Observer”) observe in full each meeting of the Board and each of the committees thereof (a “Meeting”), whether in person or, at the option of the Non-Voting Observer, via telephone attendance; provided that the Non-Voting Observer may not attend (i) any Meeting of the Audit Committee or Compensation Committee where such committee has determined in good faith and after consultation with legal counsel that the subject matter of such Meeting is such that it is required or advisable that only independent directors attend and non-independent directors not attend, (ii) any Meeting or portion thereof where such attendance by the Non-Voting Observer could, in the opinion of legal counsel, compromise Borrower’s attorney-client privilege under applicable law or (iii) any Meeting or portion thereof where a similarly situated director of the Borrower should, in the opinion of legal counsel, recuse himself from attendance of such Meeting or portion thereof under applicable law, regulation or the rules of any stock exchange or inter-dealer quotation system because such attendance would present a material conflict of interest; provided, however, that any such exclusion of the Non-Voting Observer pursuant to clause (ii) or (iii) shall extend only with respect to the subject matter and portion of any such Meeting relating to such privilege or conflict.
(b) So long as any Obligation shall remain outstanding, the Borrower shall give the Agent written notice of each Meeting, including the Meeting’s time and place, in the same manner as the directors of the Board, and (subject to the exceptions in clause (i) and (ii) of Section 5.2(a)) shall provide the Agent with any document, correspondence or other information provided to any member of the Board individually or to the Board collectively, whether provided by the Borrower or a third party, including, without limitation, agenda and minutes of the Meetings, in each case, no later than it gives such notice and provides such document, correspondence or other information to such member or the Board, as the case may be.
(c) The Borrower shall reimburse the Non-Voting Observer for its reasonable out-of-pocket expenses incurred in connection with attendance at each Meeting, including but not limited to food, lodging and transportation.
(d) The Non-Voting Observer shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board or committee without voting. The Non-Voting Observer shall have a duty of confidentiality to the Borrower comparable to the duty of confidentiality of a director of the Board.
(e) The Borrower shall use commercially reasonable efforts to obtain within 30 days of the Second Amendment Date and (if so obtained) shall thereafter maintain directors’ and officers’ liability insurance covering the Non-Voting Observer in an amount of at least $10,000,000.

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(f) The Borrower shall indemnify and hold harmless, to the fullest extent permitted under applicable law, the Non-Voting Observer to the same extent as members of the Board and on terms no less favorable than under the Borrower’s by-laws or other governing document as in effect on the date hereof.
(g) So long as any Obligation shall remain outstanding, upon reasonable notice and upon reasonable request by any of the Lenders or the Agent, each of the Borrower and the Guarantors shall (i) give such Lender or Agent and their authorized representatives reasonable access during normal business hours to their accountants, and, to the extent available to the Borrower or the Guarantors after the Borrower or the Guarantors use reasonable efforts to obtain them, the accountants’ work papers, (ii) permit each of the Lenders or the Agent to make such copies and inspections thereof as any such Person may reasonably request and discuss the affairs, finances and accounts with the managers, executives and officers thereof.
(f) Amendments to Article VI (Negative Covenants and Financial Covenants)
(i) Clause (vi) of Section 6.1(b) of the Credit Agreement is hereby amended by deleting the language “Section 6.1(a)(vii)” therefrom and replacing it with “Section 6.1(a)(v).
(ii) Section 6.1(g) (Mergers; Asset Sales) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(g) Mergers; Asset Sales. Neither the Borrower nor any of its Subsidiaries shall (i) become a party to a merger or consolidation, (ii) sell, lease or otherwise dispose of assets, other than (A) sales of inventory in the ordinary course of business and (B) disposals of obsolete, worn-out or surplus property, (iii) make any changes in the corporate structure or identity of the Borrower or any of its Subsidiaries or (iv) enter into any agreement to do any of the foregoing; provided, that, any Credit Party (other than the Borrower) may merge with and into the Borrower or any Credit Party upon not less than twenty (20) days’ prior written notice to the Agent of such merger. For the avoidance of doubt, sales and other dispositions of assets which either are not prohibited by this Section 6.1(g) or are expressly consented to by the Agent shall be deemed permitted sales of assets for all purposes of this Agreement, including, without limitation, Section 11.1(e).
(iii) Section 6.1(k) (Subsidiaries) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(k) Subsidiaries. From and after the Second Amendment Date, neither the Borrower nor any of its Subsidiaries shall form, cause or permit to be formed or cause or permit to exist, any other Subsidiary, without the prior written consent of the Lenders.
(iv) Section 6.1(p) (Restrictions on Subsidiary Distributions) of the Credit Agreement is hereby amended by deleting the text “the Media Companies”, “any Media Company”, “Media Company’s” and “Media Company” therefrom and replacing it with “its Subsidiaries”, “any of its Subsidiaries”, “Subsidiary’s” and “Subsidiary”, respectively.
(g) Amendments to Section 6.2 (Financial Covenants)
(i) Clause (a) of Section 6.2 (Financial Covenants) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(a) Minimum Consolidated EBITDA, Maximum Leverage Ratio and Maximum Capital Expenditures. The Borrower shall not permit (A) Consolidated EBITDA of the Borrower and its Subsidiaries for any of the latest thirteen four-week periods ending on the end of the Fiscal Quarters set forth below to be less than the amount or ratio set forth opposite such period, and (B) the Leverage Ratio for any of the latest thirteen four-week periods ending on the end of the Fiscal Quarters set forth below to be more than the ratio set forth opposite such period, in each case for clauses (A) and (B) above, evidence of which shall be delivered to the Agent with the applicable Financials and certifications required under Section 5.1(a):

	Minimum
	Consolidated	Maximum
Fiscal Quarter Ending	EBITDA	Leverage Ratio
4th Fiscal Quarter ending in Fiscal Year 2010	$789,302	57.23:1
1st Fiscal Quarter ending in Fiscal Year 2011	$2,316,403	19.50:1
2nd Fiscal Quarter ending in Fiscal Year 2011	$2,825,436	15.99:1
3rd Fiscal Quarter ending in Fiscal Year 2011	$3,079,953	14.67:1
4th Fiscal Quarter ending in Fiscal Year 2011	$3,843,503	11.75:1
1st Fiscal Quarter ending in Fiscal Year 2012	$3,669,732	12.31:1
2nd Fiscal Quarter ending in Fiscal Year 2012	$3,495,961	12.92:1
3rd Fiscal Quarter ending in Fiscal Year 2012	$3,322,190	13.60:1
For purposes of calculating the financial covenants set forth above for the fourth fiscal quarter ending in 2010 and for each of the first two fiscal quarters ending in 2011, Consolidated EBITDA shall be calculated by calculating Consolidated EBITDA for the period from the first day of the fourth fiscal quarter ending in 2010 through the end of the period of determination and dividing it by the number of fiscal quarters in such period of determination on and after the first day of the fourth fiscal quarter ending in 2010 and multiplying the result by 4.
(ii) The Borrower and its Subsidiaries will not make or become legally obligated to make any Capital Expenditures during any Fiscal Year exceeding, in the aggregate for the Borrower and its Subsidiaries, the amount set forth below opposite such Fiscal Year:

Maximum Capital
Fiscal Year	Expenditures
2010	$1,275,000
2011	$515,000
2012	$615,000
(iii) Clause (b) of Section 6.2 (Financial Covenants) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(b) No Payments. No Payments. None of the Borrower or any of its Subsidiaries shall make any payment or series of related payments outside the ordinary course of business without the prior written consent of the Agent, provided that in any event any payment or series of related payments by the Borrower or any Subsidiary in excess of $500,000 in any Fiscal Year shall be considered outside the ordinary course of business unless (1) such payment or series of related payments is made pursuant to a legal and valid agreement entered into in the ordinary course of business and binding on the Borrower or such Subsidiary and, to the knowledge of the Borrower or such Subsidiary, on the recipient of such payment and (x) such agreement is not with an Affiliate or Significant Person of the Borrower or any of its Subsidiaries, (y) such agreement is in existence and legal, valid and binding as of the Second Amendment Date (or is an extension, renewal or modification thereof on substantially the same terms) and (z) there exists no breach, default or event of default, or other right to terminate thereunder on the part of the Borrower or such Subsidiary, or, to the knowledge of the Borrower or such Subsidiary, the recipient of such payment, both as of the Second Amendment Date and as of the date of such payment and both before and after giving effect to such payment, or (2) such payment or series of related payments is made pursuant to a legal and valid agreement entered into in the ordinary course of business and binding on the Borrower or such Subsidiary and, to the knowledge of the Borrower or such Subsidiary, on the recipient of such payment and (x) such agreement is not in existence as of the Second Amendment Date, (y) the counterparty to such agreement is not an Affiliate or Significant Person of the Borrower or any of its Subsidiaries, and (z) a copy of such agreement and all ancillary documents have been provided to the Agent not less than five (5) Business Days prior to the execution thereof by the Borrower or such Subsidiary and the Agent has determined in its sole discretion that such agreement (1) was made in good faith, in the ordinary course of business and to further the business purpose of the Borrower and its Subsidiaries and (2) was not entered into for the purpose of, and does not have the effect of, making preferential payments to other creditors of the Borrower and its Subsidiaries; provided, that, if the Agent fails to notify the Borrower or such Subsidiary of its determination on or prior to the expiration of such five (5) Business Day period, the Agent shall be deemed to have consented to the execution thereof by the Borrower or such Subsidiary.
(iv) The amendments in this clause (g) are intended to cure any Default or Event of Default that may have occurred prior to the date hereof for failure to comply with Section 6.2 (Financial Covenants) of the Credit Agreement as in effect prior to this Amendment unless the Credit Parties would also have failed to comply with such Section 6.2 after giving effect to this Amendment.
(h) Amendment to Article VIII (Events of Default)
(i) Section 8.1(n) (Internal Control Agreements) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(n) Internal Control Agreements. At any time after the execution and delivery thereof any Internal Control Agreement ceases to be in full force and effect (other than by its terms) or shall be declared null and void or any breach or default shall occur thereunder or under any commitment letter, power of attorney, document or agreement delivered to the Agent in connection therewith;
(ii) Section 8.2(a) (Certain Remedies) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a) Certain Remedies. In the case of (i) any Event of Default specified in any Section other than Section 8.1(f) or 8.1(g), the Agent may, and at the request of the Required

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
Lenders shall, by notice to the Borrower declare the unpaid principal amount of the Loans and interest accrued thereon and all other Obligations to be immediately due and payable, which upon delivery of such notice shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (ii) any of the Events of Default specified in either Section 8.1(f) or 8.1(g), automatically, without any notice to the Borrower or any other act by the Agent or any Lender, the Commitments shall thereupon terminate, and the unpaid principal amount of the Loans and interest accrued thereon and all other Obligations shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, provided, that, with respect to the Convertible Term Loans only, such Lender may, regardless of any such amounts becoming due, elect at any time after acceleration to convert such Convertible Term Loans into Borrower Common Shares pursuant to Article X hereof. For purposes of clarification, if any Lender elects to convert its Convertible Term Loans to Borrower Common Shares pursuant to Article X hereof, the Borrower shall not have to pay the Loan Payment Amount for Convertible Term Loans if such Borrower Common Shares are delivered to such Lender in accordance with Article X hereof.
(iii) Clause (ii) of Section 8.2(b) (Remedies in All Events of Default) of the Credit Agreement is hereby amended by adding the text “or any of its Subsidiaries” immediately after the text “Borrower”.
(i) Amendments to Article X (Conversion)
(i) Section 10.1 (Conversion Privilege) of the Credit Agreement is hereby amended by inserting a new clause (f) at the end thereof to read in its entirety as follows:
(f) Additional Term Loans. Notwithstanding anything contained herein to the contrary, this Article X shall not apply to Additional Term Loans.
(j) Amendments to Schedules to the Credit Agreement
(i) The contents of Schedule I (Commitments) to the Credit Agreement are hereby replaced in their entirety with the contents of Schedule I (Commitments) hereto.
Section 3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or duly waived by the Administrative Agent (the date each such conditions precedent is satisfied or duly waived, the “Amendment Effective Date”):
(a) Certain Documents. The Administrative Agent shall have received each of the following, each, other than this Amendment, dated the Amendment Effective Date (unless otherwise agreed by the Administrative Agent) and each in form and substance satisfactory to it:
(i) this Amendment, duly executed by the Borrower, each Guarantor, the Administrative Agent and the Lenders;
(ii) favorable opinions of New York, British Virgin Islands, Cayman Islands and Hong Kong counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders as to the enforceability of this Amendment and the enforceability of the Credit Documents after giving effect to this Amendment, and addressing such other matters as the Administrative Agent may reasonably request;

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(iii) all of the documents, instruments and agreements requested by it to grant to the Agent, to the extent permitted by applicable law, a first-priority security interest in all of the capital stock of each Subsidiary of the Borrower, whether a Foreign Subsidiary or a Domestic Subsidiary, and all assets of the Borrower and all of its Subsidiaries, whether organized under the laws of the PRC or offshore, including interests in Internal Control Agreements, and in joint ventures of the Borrower or any of its Subsidiaries;
(iv) to the extent permitted by applicable law and requested by the Agent, Guaranties, duly executed by each Subsidiary of the Borrower, both Foreign Subsidiaries and Domestic Subsidiaries;
(v) The preferred stock, together all documents, instruments, consents and agreements requested by it and in form and substance satisfactory to it, to evidence such preferred stock and its issuance, as described in the Proposal Letter dated July 1, 2010 between the Agent and the Borrower;
(vi) Original copies of all Internal Control Agreements of the Borrower and its Subsidiaries and any other Material Contracts requested by it;
(vii) an updated Disclosure Schedule to reflect the Credit Agreement, as amended hereby; and
(viii) such additional documentation as the Administrative Agent may reasonably require;
(b) Representations and Warranties. Each of the representations and warranties contained in this Amendment were true when made;
(c) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Amendment Effective Date;
(d) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments, consents and other legal matters ancillary to the transactions contemplated by this Amendment shall be completed in a form and manner satisfactory in all respects to the Administrative Agent;
(e) Fees and Expenses Paid. The Borrower shall have paid all Obligations due, after giving effect to this Amendment, on or before the later of the date hereof and the Amendment Effective Date, including, without limitation, all fees set forth in Section 6 (Fees and Expenses) hereof, all other costs, expenses and fees due under any Credit Document and invoiced prior to the Amendment Effective Date and all costs, expenses and fees due in connection with the issuance of the Series C Preferred Shares;
(f) Operation of Business. The Credit Parties shall continue to operate their business in the ordinary course without any extraordinary payments and there shall not have occurred any material adverse change since June 1, 2010 in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of (a) the Borrower and (b) the Borrower, the Guarantors and their respective Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date;

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
(g) Repayment of Convertible Term Loans with Proceeds of EO Sale. The Borrower shall have repaid the Convertible Term Loans with the proceeds received by it from the EO Sale in an amount equal to $7,600,000.
(h) No Laws. No law or regulation shall be applicable in the judgment of the Administrative Agent that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.
Section 4. Further Agreements. Unless otherwise agreed by the Administrative Agent, the Borrower and each of its Subsidiaries shall perform all duties and obligations specified on Schedule C attached hereto within the time limitations stated thereon, time being strictly of the essence. The failure of the Borrower or any of its Subsidiaries to fully perform on a timely basis all of the duties and obligations specified on Schedule C attached hereto shall constitute an Event of Default under the Credit Agreement.
Section 5. Representations and Warranties. On and as of the date hereof and as of the Amendment Effective Date, after giving effect to this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and each Lender as follows:
(a) Binding Obligation. This Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms and the Credit Agreement as modified by this Amendment, except as enforceability thereof may be limited by applicable bankruptcy or other debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in proceeding in equity or at law);
(b) Subsidiaries and Affiliates. (i) If such Credit Party is the Borrower, the corporate chart attached hereto as Schedule C and the representations and warranties set forth Section 4.1(l) (Subsidiaries) of the Credit Agreement are true as of the date hereof (replacing “Closing Date” therein with the date of this Amendment and taking into account any updated information delivered by the Borrowers to the Administrative Agent on or prior to the date hereof), all Subsidiaries of the Borrower existing on the Amendment Effective Date have executed a Guaranty and the Credit Documents required to be executed with respect to such Subsidiaries pursuant to the Credit Agreement, including, without limitation, Section 5.1(m) (Guarantors) thereof and (ii) in any case, all certificates, statements, updated schedules, collateral and other updates and other documents required to be delivered by such Credit Party to the Administrative Agent or any Lender pursuant to any Credit Document as modified hereby have been delivered thereunder and all filings required to be made by or on behalf of such Credit Party pursuant to any such Credit Document have been made;
(c) Representations and Warranties in Credit Documents. Each of the representations and warranties of such Credit Party contained in any Credit Document (as modified hereby) or in any certificate, document or financial or other written statement furnished at any time under or in connection therewith is true in all material respects on and as of the date hereof and the Amendment Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true in all material respects as of such specific date; provided, however, that, as used therein, (i) “Credit Agreement” shall refer to the Credit Agreement as amended hereby and after giving effect to the waivers set forth herein and (ii) “Credit Documents” shall include this Amendment;
(d) No Litigation or Defense. No litigation has been commenced or threatened against such Credit Party or any of its Subsidiaries seeking to restrain or enjoin (whether temporarily,

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
preliminarily or permanently) the performance of any action by any Credit Party or any Subsidiary of any Credit Party required or contemplated by the terms of this Amendment or any other Credit Document as modified hereby, and there exists no cause of action, offset, claim, counterclaim or defense, whether or not asserted, against the Administrative Agent or any Lender or any of their Related Parties (as defined below) with respect to the Obligations under any Credit Document; and
(e) Outstanding Principal Amount. Schedule B hereto correctly lists the aggregate principal amount of all Loans outstanding on the date hereof (prior to giving effect to this Amendment), each of which is owed by the Borrower.
Section 6. Fees and Expenses.
(a) On the date hereof, the Borrower shall pay to the Agent a one-time non-refundable amendment fee (the “Amendment Fee”) equal to (i) the sum of all Additional Term Loan Commitments as of the Second Amendment Date, times (ii) a rate equal to 2.0%. The Amendment Fee shall be deemed fully earned and due and payable in immediately available Dollars on the date hereof, and shall be in addition to any other fee from time to time payable under the Credit Documents.
(b) Each Credit Party agrees to pay on demand (i) in accordance with the terms of Section 11.3 (Expenses) of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, delivery and enforcement of this Amendment and all other Credit Documents entered into in connection herewith (including, without limitation, the fees and expenses of attorneys, advisors and other professionals hired by the Administrative Agent with respect to the Credit Parties or the Credit Documents) and (ii) all fees, costs and expenses due in connection with the issuance of the Series C Preferred Shares (including without limitation, the fees and expenses of attorneys, advisors and other professionals with respect thereto).
Section 7. Release. In further consideration for the execution by the Administrative Agent and the Lenders party hereto of this Amendment and without limiting any rights or remedies the Administrative Agent or any Lender may have, each Credit Party hereby releases each of the Administrative Agent, each Lender and each of their Related Parties (each a “Releasee” and, collectively, the “Releasees”) from any and all Claims that any Credit Party has or may have against any Releasee, whether or not relating to any Credit Document, Obligation, Collateral, or legal relationship that exists or may exist between any Releasee and any Credit Party. As used in this Section 7, (i) “Claims” means all liabilities, rights, demands, covenants, duties, obligations (including, without limitation, indebtedness, receivables and other contractual obligations), claims, actions and causes of actions, suits, disputes, judgments, damages, losses, debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, taxes, charges, costs, fees and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble, (ii) “Related Party” shall mean, with respect to any Person, any Affiliate of such Person or of another Related Party of such Person (excluding, in each case, the Credit Parties and their Controlled Affiliates) and such Person’s and such Affiliate’s predecessors, successors, assigns, managers, members, partners, directors, officers, employees (regardless of whether seconded to a third party and including, without limitation, individuals with independent contractor or similar status), individual stockholders, agents, attorneys-in-fact, trustees, fiduciaries, representatives and advisors, (iii) “Affiliated Investor” means any Person that is a collateralized debt obligation, collateralized loan obligation or any other investment pooling vehicle or other entity that (A) is created primarily to invest in equity or debt securities, loans and other investments, (B) does not operate any trade or business and (C) is administered, advised or managed by, or directly or

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
indirectly under common administration, advice or management with, the Administrative Agent or any Lender or any Affiliate of any Lender or the Administrative Agent and (iv) “Controlled Affiliate” means, with respect to any entity, any Person directly or indirectly “controlled” (as defined in the definition of “Affiliate” set forth in the Credit Agreement on the date hereof) by one or more of such entity and its other Controlled Affiliates.
Section 8. Consent of Guarantors and Reaffirmation of Obligations. Each Guarantor hereby consents to this Amendment and agrees that it continues to guaranty, pursuant to the Credit Documents, as primary obligor and not as surety, the full and punctual payment when due of the Obligations as modified hereby and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Credit Documents. Each Credit Party hereby reaffirms (a) all such obligations and liabilities, and agrees that such obligations and liabilities shall remain in full force and effect, (b) the Liens granted under the Credit Documents, and agrees that such Liens shall continue to secure the Obligations as expressly modified hereby, and (c) the validity and enforceability of the Credit Documents.
Section 9. Effect on the Credit Documents. This Amendment is a Credit Document and is limited as written and failure to comply with any of the agreements set forth herein shall be an immediate Event of Default. As of the date each modification set forth herein shall become effective, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall refer to the Credit Agreement as modified thereby, and this Amendment and the Credit Agreement shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, (a) waive or modify any right, power or remedy under, or any other provision of, any Credit Document or (b) commit or otherwise obligate the Administrative Agent or any Lender to enter into or consider entering into any other waiver or modification of any Credit Document.
Section 10. Reservation of Rights. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Nothing herein, or in the course of dealing or in the discussions between any Credit Party and any of the Administrative Agent, the Lenders and their related parties, shall waive any Default or Events of Default or waive or modify any other provision of any Credit Document.
Section 11. Waiver of Jury Trial; Miscellaneous. Headings are for convenience only and do not form part of this Amendment, except when used to reference an article or section, in which case such title reference shall govern absent manifest error in case of conflict. All communications and notices hereunder shall be given as provided in the Credit Documents. This Amendment (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and, together with the other Credit Documents, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Credit Documents (and any attempt to assign this Amendment without such writing shall be null and void), (d) may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument, (e) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters and (f) shall survive the satisfaction or discharge of the Obligations. The fact that any term or

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person. Each party hereto hereby irrevocably and unconditionally waives any right to trial by jury with respect to this Amendment.
[SIGNATURE PAGES FOLLOW]

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.
BORROWER:

Executed as a Deed by	)
XINHUA SPORTS &	)
ENTERTAINMENT LIMITED (formerly	) /s/ Graham Anton Earnshaw
known as Xinhua Finance Media Limited))
in the presence of and SIGNED by:	)
GRANTORS:

Executed as a Deed by	)
UPPER STEP HOLDINGS LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)
)

Executed as a Deed by	)
CHINA LEAD PROFITS LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)
)

Executed as a Deed by	)
EVERFAME DEVELOPMENT	)
LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED

Executed as a Deed by	)
STAREASE LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)
)

Executed as a Deed by	)
ACCORD GROUP INVESTMENTS	)
LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)

Executed as a Deed by	)
GREAT TRIUMPH INVESTMENTS	)
LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)

Executed as a Deed by	)
EAST ALLIANCE LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)
)

Executed as a Deed by	)
CENTURY EFFORT LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)
)

2

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED

Executed as a Deed by	)
SMALL WORLD HOLDING	)
COMPANY LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)

Executed as a Deed by	)
NUCOM ONLINE CORPORATION	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)
)

Executed as a Deed by	)
XSEL ADVERTISING LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)
)

Executed as a Deed by	)
UPPER WILL ENTERPRISES	)
LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)

Executed as a Deed by	)
XINHUA SPORTS VENTURES	)
LIMITED	)
in the presence of and SIGNED by:	) /s/ Graham Anton Earnshaw
)

3

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED

The Common Seal of	)
CHINA MEDIA NETWORK LIMITED	) /s/ Graham Anton Earnshaw
was affixed in the presence of:	)
)
)

The Common Seal of	)
XINHUA SPORTS &	)
ENTERTAINMENT (HK) LIMITED	)
was affixed in the presence of:	) /s/ Graham Anton Earnshaw
)

The Common Seal of	)
ADVANCE MIND HOLDINGS	)
LIMITED	)
was affixed in the presence of:	) /s/ Graham Anton Earnshaw
)

The Common Seal of	)
XSEL (HONG KONG) LIMITED	)
was affixed in the presence of:	) /s/ Graham Anton Earnshaw
)
)

The Common Seal of	)
HONG KONG STOCK EXPRESS	)
PUBLICATION LIMITED	)
was affixed in the presence of:	) /s/ Graham Anton Earnshaw
)

4

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED

The Common Seal of	)
SINGSHINE (HOLDINGS))
HONGKONG LIMITED	)
was affixed in the presence of:	) /s/ Graham Anton Earnshaw
)

5

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED

AGENT:	PATRIARCH PARTNERS AGENCY SERVICES, LLC, as Agent
	By:	/s/ Lynn Tilton
		Name:	Lynn Tilton
		Title:	Manager

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED

LENDERS:	ZOHAR CDO 2003-1, LIMITED

	By:	Patriarch Partners VIII, LLC,
its Collateral Manager

		By:	/s/ Lynn Tilton

			Name:	Lynn Tilton
			Title:	Manager

ZOHAR II 2005-1, LIMITED

	By:	Patriarch Partners XVI, LLC,
its Collateral Manager

		By:	/s/ Lynn Tilton

			Name:	Lynn Tilton
			Title:	Manager

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
SCHEDULE A
EVENTS OF DEFAULT
1. The Borrower is not in compliance with Section 6.2(a) of the Credit Agreement for the fourth Fiscal Quarter ending in 2009 and the First and Second Fiscal Quarters in 2010.
2. The Borrower is not in compliance with Section 4.01 of the Investor and Registration Rights Agreement, which required the Borrower to (a) file with the SEC within 180 days prior to the Effectiveness Deadline the Shelf Registration Statement and (b) cause the Shelf Registration Statement to be declared effective by the Effectiveness Deadline.
SCHEDULE A

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
SCHEDULE B
EXISTING LOANS

Lender	Outstanding Principal Amount of all Loans
ZOHAR CDO 2003-1, LIMITED	$26,310,332.87
ZOHAR II 2005-1, LIMITED	$22,745,707.13

Total	$49,056,040.00

SCHEDULE B

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
SCHEDULE C
CORPORATE CHART
SCHEDULE C

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
SCHEDULE D
FURTHER AGREEMENTS
1. Not later than 5 p.m. (Hong Kong time) on Wednesday, July 14, 2010 (or such longer period as the Agent may agree), the Borrower shall deliver to the Agent evidence of the appointment of CT Corporation as agent for service of process on behalf of the Credit Parties and the Subordination Creditors listed on the signature pages of the Intercompany Subordination Agreement in connection with such agreement.
2. For each Credit Party organized under the laws of the British Virgin Islands, the Borrower shall deliver to the Agent, not later than 5 p.m. (New York City time) on (a) Tuesday, July 13, 2010 (or such longer period as the Agent may agree), a copy of the share register for such Credit Party evidencing the notation of the lien of the Agent against such Credit Party’s shares, certified by the British Virgin Islands registered agent of such Credit Party and (b) Monday, July 19, 2010 (or such longer period as the Agent may agree), (i) a copy of the share register for such Credit Party evidencing the notation of the lien of the Agent against such Credit Party’s shares, certified by the Registrar of Corporate Affairs for the British Virgin Islands and (ii) Certificates of Registration of Charge from the Registrar of Corporate Affairs for the British Virgin Islands, certifying that all charges against the assets of such Credit Party have been registered in the Register of Registered Charges.
3. Not later than 5 p.m. (New York City time) on Tuesday, July 13, 2010 (or such longer period as the Agent may agree), for each Credit Party organized under the laws of the Cayman Islands, (a) a copy of the Register of Mortgages and Charges for such Credit Party evidencing the notation of the lien of the Agent, and (b) with respect to each of NuCom Online Corporation and Xinhua Sports Ventures Limited, a copy of the Register of Members of such Credit Party evidencing the notation of the lien of the Agent against such Credit Party’s shares, each certified by the Cayman Islands registered agent of such Credit Party.
4. Not later than 5 p.m. (New York City time) on Wednesday, July 14, 2010 (or such longer period as the Agent may agree), the Borrower shall deliver to the Agent copies of fully executed share transfer documents transferring all of the shares of equity in (a) Zhongxi Taihe Culture Consultation (Shanghai) Co., Ltd.; (b) Xinhua Sports & Entertainment (Shanghai) Co., Ltd.; and (c) Xinhua Sports & Entertainment (Beijing) Co., Ltd. from the Borrower to Upper Step Holdings Limited, an entity incorporated in the British Virgin Islands.
5. To the extent not delivered on or before the Amendment Effective Date, the Borrower shall deliver to the Agent as promptly as practicable after the Amendment Effective Date, but not later than 5 p.m. (New York City time) on Wednesday, July 14, 2010 (or such longer period as the Agent may agree), original copies of all of the Internal Control Agreements for the Borrower’s Domestic Subsidiaries, including without limitation, all of the following documents related thereto: (a) authorisation letters; (b) equity transfer agreements; (c) resignation letters; (d) director appointment letters; and (e) legal representative appointment letters.
6. No later than three (3) Business Days (or such longer period as the Agent may agree) after the Agent shall have provided to the Borrower the name of the individual designated by the Agent and if required by such bank, the appearance in person by such individual at such bank, the Borrower shall have added such individual as a required signatory to its banks accounts located in the PRC, provided that such designated individual shall furnish to the applicable bank all information required by such bank for such designated individual to become a required signatory to such bank accounts.
SCHEDULE D

7. The Borrower shall deliver to the Agent as promptly as practicable after the Amendment Effective Date, but not later than 5 p.m. (New York City time) on Monday, July 19, 2010 (or such longer period as the Agent may agree), (a) an originally and fully executed copy of the Intercompany Subordination Agreement, in the form approved by the Agent, by the Subordination Creditors listed on the signature pages thereof, with the official chop affixed thereto, (b) a copy of the business license for each Subordinated Creditor, or other documentation reasonably acceptable to the Agent, evidencing the authority of the individual executing the Intercompany Subordination Agreement to sign as the legal representative or the authorized signatory of such Subordinated Creditor, (c)(i) an originally and fully executed copy of a Commitment Letter from each WFOE and each of its variable interest entities, including without limitation those majority held entities organized in the PRC shown on the Corporate Chart of the Borrower attached hereto as Exhibit C (individually an “Operating Company” and collectively the “Operating Companies”) and each WFOE not subject to Internal Control Agreements, (ii) a Power of Attorney from each WFOE and (iii) signed undated letters of resignation from each chairman, director, supervisor and legal representative of each WFOE, each Operating Company and each of the subsidiaries of each Operating Company, all in forms approved by the Agent, and (d) an opinion of Latham & Watkins, special United States counsel to the Borrowers, in form and substance satisfactory to the Agent, regarding enforceability and no conflicts with respect to the Intercompany Subordination Agreement.
8. The Borrower shall deliver to the Agent as promptly as practicable after the Amendment Effective Date, but not later than 5 p.m. (New York City time) on Monday, July 19, 2010 (or such longer period as the Agent may agree) (a) originally and fully executed copies of the Letters of Resignation and Written Resolutions required in connection with the Share Charges executed by NuCom Online Corporation; (b) the original share certificate of NuCom Online Corporation, a Cayman Islands entity (“NuCom”), evidencing the 100% equity interest in NuCom held by the Borrower, together with an originally executed blank transfer power with respect thereto; (c) the original share certificate of NuCom Online Hongkong Limited, a Hong Kong entity (“NuCom Hongkong”), evidencing the 100% equity interest in NuCom Hongkong held by NuCom Online Corporation, together with an originally executed blank transfer power with respect thereto; (d) duly adopted written resolutions or the minutes of a meeting of the directors of NuCom Hongkong relating to the authorization, execution, delivery and performance of the Credit Documents to be executed by NuCom Hongkong and the consummation of the transactions contemplated thereby, certified by a Director of NuCom Hongkong, as being true, correct, complete and in full force and effect; (e) originally executed copies of all of the documents, instruments and agreements requested by the Agent to grant to the Agent, to the extent permitted by applicable law, a first-priority security interest in all of the capital stock of NuCom Hongkong and all assets of NuCom Hongkong, including without limitation, a Debenture, Security Assignment Over Bank Accounts, Notice of Assignment of Bank Account, Joinder to Credit Agreement, Intercompany Subordination Agreement, Joinder to Security Agreement, Commitment Letter and related documents; (f) a Joinder to Guaranty, duly executed by NuCom Hongkong; (g) favorable opinions of New York and Hong Kong counsel to NuCom Hongkong, addressed to the Administrative Agent and the Lenders as to the enforceability of the Credit Documents to be executed by NuCom Hongkong, and addressing such other matters as the Administrative Agent may reasonably request; and (h) a certificate of a director of NuCom Hongkong, substantially in the form of Exhibit E to the Credit Agreement, with respect to the certificate of formation, articles of association, the resolutions referred to in clause (d) above, and the incumbency of the authorized signatory of NuCom Hongkong.
9. As soon as practicable after the Amendment Effective Date, but in any event not later than 5 p.m. (New York City time) on Monday, July 26, 2010 (or such longer period as the Agent may agree), the original share certificate of Xinhua Finance Media (Convey) Limited, a British Virgin Islands entity (“Xinhua Finance Media (Convoy)”), evidencing the 15% equity interest in Xinhua Finance Media (Convey) held by the Borrower.

10. As soon as practicable after the Amendment Effective Date, but in any event no later than 60 days after the date hereof (or such longer period as the Agent may agree), the transfer of all of the shares of equity in (a) Zhongxi Taihe Culture Consultation (Shanghai) Co., Ltd.; (b) Xinhua Sports & Entertainment (Shanghai) Co., Ltd.; and (c) Xinhua Sports & Entertainment (Beijing) Co., Ltd. from the Borrower to Upper Step Holdings Limited, an entity incorporated in the British Virgin Islands, shall be effective for all purposes, and all consents, including those of any Governmental Body in the PRC, the British Virgin Islands, and the Cayman Islands, shall have been obtained and all necessary filings shall have been made in respect thereof.

AMENDMENT NO. 2 AND WAIVER
TO CREDIT AGREEMENT OF
XINHUA SPORTS & ENTERTAINMENT LIMITED
SCHEDULE I
COMMITMENTS

Lender	Convertible Term Loan Commitments
ZOHAR CDO 2003-1, LIMITED	$22,234,208.30
ZOHAR II 2005-1, LIMITED	$19,221,831.70

Total Convertible Term Loan Commitments	$41,456,040.00

Lender	Additional Term Loan Commitments
ZOHAR CDO 2003-1, LIMITED	$4,076,124.57
ZOHAR II 2005-1, LIMITED	$3,523,875.43

Total Additional Term Loan Commitments	$7,600,000.00

TOTAL COMMITMENTS	$49,056,040.00

SCHEDULE I